UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 12, 2016

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-20908

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.03.  Creation of a Direct Financial Obligation

On August 12, 2016, Premier Financial Bancorp, Inc. (“Premier”) executed and delivered to First Guaranty Bank, of Hammond, Louisiana a Change in Terms Agreement dated July 19, 2016 that modified Premier’s existing Promissory Note #260024914 for a line of credit from the bank (“Line of Credit”).  The right to request and receive monies from First Guaranty Bank on the Line of Credit was extended from June 30, 2016 to June 30, 2019.  The interest rate on the Line of Credit will remain fixed at 4.50% per annum through the modified June 30, 2019 maturity date.  Accrued interest on amounts outstanding will continue to be payable monthly, and any amounts outstanding on the Line of Credit are payable on demand or on July 1, 2019.  Premier currently has no outstanding balance on this line of credit.

The Line of Credit from the bank is secured by a pledge of 2,500 shares, constituting 25% of Premier’s ownership interest in Premier Bank, Inc. (a wholly owned subsidiary of Premier) under a Commercial Pledge Agreement dated June 30, 2012.  Premier’s $12,000,000 Term Loan from First Guaranty Bank dated August 26, 2015, with a remaining outstanding balance of $9,600,000, is also secured by the pledge of the same 25% of Premier’s interest in Premier Bank, Inc.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1 – Change in Terms Agreement between Premier Financial Bancorp, Inc. and First Guaranty Bank, Hammond, Louisiana, executed on August 12, 2016, extending the maturity date of the Line of Credit to June 30, 2019.

Exhibit 10.2 – Commercial Pledge Agreement between Premier Financial Bancorp, Inc.  and First Guaranty Bank, Hammond, Louisiana, dated June 30, 2012 filed as Exhibit 10.3 to Premier’s Form 8-K dated June 29, 2012 is incorporated herein by reference.

Exhibit 10.3 – Commercial Pledge Agreement between Premier Financial Bancorp, Inc. and First Guaranty Bank, Hammond, Louisiana, dated August 26, 2015 filed as Exhibit 10.3 to Premier’s Form 8-K dated August 26, 2015 is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase
Date: August 17, 2016               Brien M. Chase, Senior Vice President
  and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Change in Terms Agreement between Premier Financial Bancorp, Inc. and First Guaranty Bank, Hammond, Louisiana, dated July 19, 2016 related to the Line of Credit.